June 10, 2003

Alcan Inc.,
1188 Sherbrooke Street West,
Montreal, Quebec,
Canada H3A 3G2.

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933 (the "Act") of $1,000,000,000 aggregate amount of senior debt securities, subordinated debt securities (the senior debt securities and the subordinated debt securities, collectively, the "Debt Securities"), warrants (the "Warrants" and, together with the Debt Securities, the "Securities") and equity securities of Alcan Inc., a Canadian corporation (the "Company"), we, as your special United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Alcan Inc.

        Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, the terms of the Securities and of their issuance and sale have been duly established in conformity with (i) in the case of the Debt Securities, the Indenture relating thereto and as further amended by the Seventh and the Eight Supplemental Indentures thereto each substantially in the form filed as an Exhibit to the Registration Statement on Form S-3,as amended by the First through the Sixth Supplemental Indentures thereto, and (ii) in the case of any Warrants, the warrant agreement or agreements relating thereto substantially in the form filed as an exhibit to the Registration Statement on Form S-3, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Securities have been duly executed and authenticated in accordance with (i) in the case of the Debt Securities, the Indenture relating thereto, and (ii) in the case of any Warrants, the warrant agreement or agreements relating thereto, and issued and sold as contemplated in the Registration Statement, the Securities will constitute valid and legally binding obligations of the

Alcan Inc.

Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Securities covered by the opinion in this paragraph include any Securities that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

        The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For purposes of our opinion, we have assumed that the Company has been duly incorporated and is an existing corporation in good standing under the laws of Canada, and that each of the Indenture relating to the Debt Securities, the Seventh and Eight Supplemental Indentures thereto, and any warrant agreement relating to the Warrants, shall have been duly authorized, executed and delivered by the Company insofar as the laws of Canada and Quebec are concerned. With respect to all matters of Canadian and Quebec law, we note that you are being provided with the opinion, dated the date hereof, of Roy Millington, corporate secretary and counsel for the Company.

Alcan Inc.

        Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture relating to the Debt Securities shall have been duly authorized, executed and delivered by the Trustee thereunder, and the warrant agreement or agreements relating to any warrants shall have been duly authorized, executed and delivered by the warrant agent or warrant agents thereunder.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP

Sullivan & Cromwell LLP